Exhibit 5

ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com WRITER’S DIRECT LINE CLIENT/MATTER NUMBER 044741-0103

August 9, 2018

National Research Corporation

1245 Q Street

Lincoln, Nebraska 68508

Ladies and Gentlemen:

We have acted as counsel for National Research Corporation, a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 1,751,022 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), still available for issuance under the National Research Corporation 2004 Non-Employee Director Stock Plan, as amended (the “Plan”).

As such counsel, we have examined:  (i) the Plan; (ii) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (iii) the Amended and Restated Articles of Incorporation and By-Laws of the Company, each as amended to date; (iv) resolutions of the Company’s Board of Directors relating to the Plan and the issuance of securities thereunder; and (v) such other documents and records and certificates of government officials as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that the 1,751,022 shares of Common Stock still available for issuance under the Plan, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ FOLEY & LARNDER LLP

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